Exhibit 99.2

April 14, 2004

Apple Computer, Inc.
Q2’04 Unaudited Summary Data

	Q1’04 Actual		Q2’03 Actual		Q2’04 Actual		Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue

Product Summary
iMac (1)	227	$251	256	$302	217	$252	-4%	0%	-15%	-17%
iBook	201	221	133	151	201	223	0%	1%	51%	48%
Power Mac (2)	206	398	156	293	174	349	-16%	-12%	12%	19%
PowerBook	195	399	166	353	157	336	-19%	-16%	-5%	-5%
Subtotal CPUs	829	1,269	711	1,099	749	1,160	-10%	-9%	5%	6%

iPod	733	256	80	31	807	264	10%	3%	909%	752%
Peripherals & Other HW	NM	243	NM	185	NM	272	NM	12%	NM	47%
Software & Other	NM	238	NM	160	NM	213	NM	-11%	NM	33%

Total Apple		$2,006		$1,475		$1,909		-5%		29%

							Sequential Change		Year/Year Change
	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Operating Segments
Americas	378	$924	338	$684	361	$881	-4%	-5%	7%	29%
Europe	240	519	180	338	187	449	-22%	-13%	4%	33%
Japan	77	157	107	220	76	173	-1%	10%	-29%	-21%
Retail	73	273	42	135	70	266	-4%	-3%	67%	97%
Other Segments (3)	61	133	44	98	55	140	-10%	5%	25%	43%

Total Operating Segments	829	$2,006	711	$1,475	749	$1,909	-10%	-5%	5%	29%

(1)             Includes eMac product line.

(2)    Power Mac figures include server sales.

(3)    Other Segments include Asia Pacific and FileMaker.

NM:  Not Meaningful